UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 30, 2004

CARE CONCEPTS I, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-20958	86-0519152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

760 E. McNab Road, Pompano Beach, Florida 33060

(Address of Principal Executive Office) (Zip Code)

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

ITEM 2.01   COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Securities Purchase Agreement

Effective August 31, 2004, Care Concepts I, Inc. (the “Company”) acquired 100% of Media Billing Company, LLC and Internet Billing Company (collectively “iBill”) from Penthouse International, Inc. (“Penthouse”). Under a Securities Purchase Agreement dated July 22, 2004 and First Amendment to Securities Purchase Agreement dated August 31, 2004, the Company has issued 33,000 shares of newly authorized series D convertible preferred stock and a number of shares of the Company’s restricted common stock equal to 19.9% of the Company’s issued and outstanding shares of common stock as of August 31, 2004 to Penthouse in consideration of a 100% interest in iBill. As of the closing of this transaction, Penthouse owns 19.9% of the Company’s outstanding common stock. The percentage of the fully diluted Company common shares to which the series D preferred stock may be convertible (subject to the conditions below) will depend upon the earnings before interest, taxes, depreciation and amortization (“EBITDA”) of the iBill subsidiary in fiscal 2004 or 2005, but in no event exceed more than 49.9% of the Company’s common stock on a fully diluted basis.

The series D convertible preferred stock is only convertible upon the approval of the American Stock Exchange and a majority of the Company’s shareholders. In addition, the series D preferred shares will only contain voting rights subject to the approval of the American Stock Exchange and a majority of the Company’s shareholders. In any event, however, the series D preferred shares have liquidation preference over the Company’s common stock and outstanding preferred shares.

iBill has delivered unaudited financial statements to the Company in connection with the transaction. Pursuant to the First Amendment to Securities Purchase Agreement, the Company and Penthouse have agreed that in the event there is a difference of more than 10% between the iBill shareholder equity presented in the unaudited financial statements versus the audited financial statements, the Company has the option to rescind the Securities Purchase Agreement.

In addition, if the American Stock Exchange advises the Company that its common stock will be delisted from the Exchange due to the terms of the Securities Purchase Agreement then the Company also has the right to rescind the Securities Purchase Agreement.

In addition, under the Securities Purchase Agreement Penthouse will initially have the right to nominate one person to serve on the Company’s board of directors and the day to day operations will be continued by iBill’s current management.

The above represents a summary of the terms of the Securities Purchase Agreement and it is qualified in its entirety by reference to the Securities Purchase Agreement (previously filed on Form 8-K) and the First Amendment to the Securities Purchase Agreement and Series D Preferred Stock Designation, copies of which are attached to this filing.

iBill Operations

General

Through the acquisition of iBill, the Company owns a proprietary software system that manages from end-to-end the sale of subscriptions and other downloadable products over the Internet. iBill offers its services to Internet users through one or more of its websites accessed at www.ibill.com or, more commonly, through specially assigned hyperlinks to a secure iBill webpage. iBill assigns iBill hyperlinks to acceptable businesses and merchants with whom it enters into iBill Complete™ or iBill Processing

Plus™ contracts. The iBill hyperlinks provide small businesses, primarily those offering adult-oriented products and services, to automatically refer its customers to iBill, at which time iBill assumes the consumer credit risk and seamlessly processes the transaction.

iBill’s user base consists of approximately 27.0 million consumers in the United States and approximately 38 other countries. iBill completes approximately 1.2 million transactions per month, and the approximately 3,000 approved iBill merchants are offered services in 16 languages and multiple currencies. Consumers can pay for services with credit cards, debit cards, electronic checks or telephone billing. The iBill online payment technology enables online businesses without a merchant account with a bank the ability to accept online payments from consumers, similar to services provided by PayPal. iBill generates revenue from subscription sales, transaction fees and consulting fees.

iBill offers to its participating merchants the iBill Complete ™ system. Under this arrangement, iBill sells the user a unique password used to access a desired website. Under its merchant agreement, iBill offers multiple payment methods in multiple languages and currencies. Once a webpage is located and the user requests access to the member area, users interact with forms-based HTML pages to guide them through the subscription-buying process with iBill. iBill collects user information in the form of individual customer orders. iBill then accesses multiple databases to determine whether it can fulfill the user’s order. Historically iBill declines approximately 24% of subscription orders. For most of the accepted transactions, iBill: establishes the price it will accept, establishes the price it is paying to its vendors, has discretion in supplier selection, purchases and takes title to the particular product and essentially becomes the “merchant of record.” The iBill Complete™ system represents over 95% of the total revenues generated by our iBill business group.

In addition to iBill Complete™, iBill also offers a iBill Processing Plus™ program - a more traditional third party processing product to merchant websites that want to maintain control of the sale process. In these transactions, iBill acts as agent for the seller, and the website supplier sets the retail price paid by the consumer. In this situation, the website is the merchant of record for the transaction.

Approximately 80% of the transactions entered into by iBill in 2003 were with consumers purchasing from merchants offering adult oriented products or services containing high sexual content on limited access websites. As a result of the iBill transaction (in which the non-adult portion of the business was retained and resold to an unaffiliated third party by InterCept, Inc., iBill anticipates that substantially all of the revenues of the iBill business will continue to be derived from these adult-oriented products and services. Because of the nature of their offerings, many of these merchant clients are unable to directly obtain merchant accounts from traditional banks and credit card processors. Additionally many of these merchants do not have the financial or technical resources necessary to manage the real time integration of risk management, password management databases, internal accounting and external financial network settlement. Accordingly, iBill represents a significant solution for these clients, in that iBill is capable of handling the entire relationship with the retail customer as the merchant of record and assumes the risk of a customer’s disputing the credit card charge that subsequently appears on his or her statement (called “charge backs”). iBill currently provides payment to its merchant clients through its credit processing arrangement with First Data Corporation for domestic customers and through Bank Leumi for international customers.

The iBill System

Management of iBill believes that iBill’s proprietary operating system and software, which is referred to as the iBill system, and its extensive distribution capabilities provide it with benefits that enhance its ability to attract new clients and maintain its existing client base. The iBill system, which includes both hardware and software, is typically located in a data center that is managed by iBill staff. The iBill system provides a single, centralized inventory control and management system capable of tracking a dynamic password database for thousands of websites with thousands of individual contract terms, and multiple payment options, in multiple currencies and languages. All necessary software required for the use of the iBill system is accessed over the Internet.

The backbone of this controlled access technology is a grouping of software and hardware systems developed or acquired by iBill. Specifically, iBill offers its clients the iBill Complete™ system, which is a database software product that allows Suppliers to manage their subscriptions sales and accounts, and that allows suppliers to participate in the iBill Network™. iBill CMI™ works in conjunction with iBill Complete ™ and allows suppliers and customers to conduct a variety of transactions on their accounts via the Internet. iBill also offers a “loyalty discount program” which is a data collection system that works much like a "frequent flyer program", and is designed to track users' loyalty and to reward them for their support by accumulating points they can redeem in various promotions. iBill believes that its continued commitment to expanding its technology systems and capabilities in response to its clients' needs is a critical component to its growth.

iBill.com has an extensive database of consumer information, with information updated approximately 20 times every hour and more than 200 times daily. This database contains information on more than 27,000,000 consumers and is accessed by over 3,000 merchants and is designed to support an easy-to-use and reliable dynamic reporting interface to the iBill system.

The iBill system is deployed as a multi-tiered system of servers that separate database functions, Web page serving functions, transaction processing functions and password allocation system interfacing functions. The system is built using a combination of commercial and proprietary software and hardware and is integrated into the iBill system. Credit card authorization and deposit, inventory control for passwords, customer account management and email notification and password distribution are all handled on the iBill system. Internet users interact with various Web servers to find a website they are interested in visiting. Once a webpage is located and the user requests access to the member area, users interact with forms-based HTML pages to guide them through the subscription-buying process. The Web servers communicate via a proprietary gateway to the transaction systems where the transaction actually takes place.

The iBill system software is maintained in-house, eliminating any reliance upon outside software companies. iBill believes that this allows it to more readily adapt to its clients' needs, changing market conditions and advances in hardware and other technologies. The iBill system communicates directly with bank processing centers for instantaneous online credit card authorization and electronic deposit of credit card receipts. All of the iBill system's online terminals at the call centers have access to the authorization network.

The iBill Process

iBill believes that it differentiates itself from its competition through its proprietary real-time Internet-based merchant interface software technology that incorporates multiple payment options, fraud screening and automated customer service and support functionality. iBill offers two core products: iBill Complete, an all inclusive subscription management and payment processing solution and Processing Plus, a strictly transaction processing service. The iBill brand is marketed to consumers in two visible and selective ways:

•

Whenever a consumer seeks to make a purchase at the website of an iBill merchant client, they are automatically redirected to an iBill branded pay page to complete the payment process.

•

When the consumer receives their credit card bill, the charge for the purchase is in the name of iBill (with iBill’s 800 number) as the merchant of record rather than in the name of the website provided by the merchant.

iBill Financial Services

In order to further enhance consumer privacy, iBill has developed a MasterCard debit card program to issue iBill-branded debit cards to online customers. The iBill MasterCard will be offered as part of every transaction processed by iBill, currently over 40,000 per day. iBill believes that the number of customers it serves each day provides a substantial distribution opportunity for its branded card and represents a significant new source of revenue for the company. The iBill Premier MasterCard has a one-time fee of $29.95 and a monthly fee of $4.95.

iBill also recently began offering identity theft insurance to users on a test basis. iBill intends to roll out this service for all clients in the next quarter. iBill believes that the number of customers it serves each day provides a substantial distribution opportunity for financial services such as online insurance products. iBill is charging $4.95 per month for the insurance service.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(a)

Financial Statements of Business Acquired

Financial statements required by this item shall be filed by amendment no later than 71 days after the date that this report on Form 8-K must be filed.

(b)

Pro Forma Financial Information

Pro forma financial information required by this item shall be filed by amendment no later than 71 days after the date that this report on Form 8-K must be filed.

(c)

Exhibits

Exhibit No.

Description

4.1

Designation of Series D Preferred Stock. (To be filed by amendment)

10.1

Securities Purchase Agreement dated July 22, 2004 by and among Care Concepts I, Inc. and Penthouse International, Inc. (previously filed).

10.2

First Amendment to the Securities Purchase Agreement dated August 31, 2004.

99.1

Press Release dated July 30, 2004 (previously filed).

99.2

Press Release dated August 31, 2004.

99.3

Revised press release dated September 2, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CARE CONCEPTS I, INC.

Date: September 2, 2004	By:	/s/ STEVE MARKLEY
Steve Markley Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.

Description

10.2

First Amendment to the Securities Purchase Agreement dated August 31, 2004.

99.2

Press Release dated August 31, 2004.

99.3

Revised Press Release dated September 2, 2004.